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        BILLING AND COLLECTION SERVICES AGREEMENT

        This Agreement is made in duplicate this 1 day of (month) November,
        (year) 2001,

        between YAK COMMUNICATIONS (CANADA) INC. (name),
                55 Town Centre Court, Suite 610 (address)
                Scarborough, Ontario M1P 4X4 (city and province),

        hereinafter referred to as "the Service Provider" or "the SP",

        and     BELL CANADA (name),
                1050 Beaver Hall Hill (address)
                Montreal, Quebec H2Z 1S4 (city and province),

        hereinafter referred to as "the Biller".

        The SP and the Biller may also be referred to individually as "a Party" and collectively as "the Parties".

        Whereas the Biller will provide Billing and Collection Services to the SP for Eligible Services provided by the Service Provider; and

        Whereas the SP wishes to purchase Billing and Collection Services from the Biller.

        The Parties in consideration of the mutual covenants and promises in this Agreement therefore agree as follows:

Article 1       Definitions

1.1 With respect to the definitions herein, and wherever the facts or context so requires within this Agreement, the use of words or phrases, in the singular or the plural, as a noun or a verb, in the past, present or future tense, shall have the meaning ascribed to the word or phrases in this Article 1.

1.2 In this Agreement including the preamble, the following terms or phrases shall mean:

        a) "Accounts Receivable" the amount charged by the SP, including all Taxes, for the use of the SP's Eligible Services by Customers.

        b) "Accounts Receivable Management Discount" a discount which the Biller applies to the price of the Accounts Receivable received from the SP to compensate the Biller for its liability for Bad Debt.

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        c)  "Bad Debt" Accounts Receivable, which have been billed by the Biller to Customers, but are not paid by Customers, and which are not disputed by Customers as provided for in the Billing and Collection Services Procedures. Bad Debt excludes charges incurred fraudulently.

        d) "Billing and Collection Service" a billing and collection service provided by the Biller to the SP, for Eligible Services offered by the SP to Customers.

        e) "Billing and Collection Services Procedures" the document referred to in Article 2.2.

        f) "Billing and Collection Technical Guideline" the document referred to in Article 2.1.

        g) "Call" a single use of an Eligible Service in respect of which an Exchange Message Interface (EMI) record is created.

        h) "Chargeback" an Account Receivable which has been billed by the Biller to a Customer, but which is not paid by the Customer or which is disputed by the Customer, and which does not constitute Bad Debt. Reasons for Chargebacks are identified by return codes specified in the Billing and Collection Technical Guideline.

        i)  "CISC" the CRTC Industry Steering Committee or successor committees.

        j)  "CRTC" the Canadian Radio-television and Telecommunications
            Commission.

        k) "Customer" a party who: (1) is responsible for payment of charges associated with the use of Eligible Services for which the SP is entitled to be compensated, (2) does not have an established billing relationship with the SP for Eligible Services on the date that the Eligible Services are used, and (3) has an established billing relationship with the Biller on the date that the Eligible Services are used.

        l) "Eligible Services" telecommunications services provided by the SP to Customers, and which are listed in Schedule I.

        m)  "GST" applicable Goods and Services Tax.

        n)  "HST" applicable Harmonized Sales Tax.

        o)  "PST" applicable Provincial Sales Tax.

        p) "Rebill" an Accounts Receivable provided to the Biller by the SP, for inclusion in a Customer invoice, which same Accounts Receivable had previously been provided to the

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            Biller by the SP, for inclusion in an earlier invoice to the same
            Customer. The amount of the charges to the Customer, including Taxes, must be the same.

        q) "Reject" Accounts Receivable that have been returned to the SP by the Biller before it has been included on a Customer's invoice, either because it fails the Biller's pre-billing fraud edits or for reasons identified by return codes specified in the Billing and Collection Technical Guideline including the Exchange Message Interface (EMI)

        r) "Tariffs" the Biller's tariffs, general terms of service, general regulations, and or terms of service, as amended from time to time, and as approved by the CRTC, including, but not limited to any limitations of liability.

        s) "Tax" GST/HST (where applicable), PST (where applicable) and any other applicable provincial or federal taxes.

        t) "Validation" the process whereby the SP must access a database or databases to determine the requirements to proceed with a call and adhere to such requirements.

Article 2    Associated Documents

2.1 The Billing and Collection Technical Guideline contains the technical specifications of the Billing and Collection Service following industry accepted guidelines with any modifications required to reflect the unique aspects of the Billing and Collection Services provided by the Biller. The Billing and Collection Technical Guideline was prepared, and its contents agreed, by the Billing and Collection Task Force constituted under the direction of CISC and will be amended from time to time following the document Change Management process established for all CISC documents. The Billing and Collection Technical Guideline references the EMI maintained by the Alliance for Telecommunications Industry Solutions (ATIS) and includes the associated Canadian Locally Negotiated Guidelines. The Billing and Collection Technical Guideline, is mutually agreed to by the SP and the Biller.

2.2 The Billing and Collection Services Procedures contain a description of the Biller's collection procedures and claims investigation and adjustment functions used by its business office to handle, resolve, and/or refer Customer inquiries and claims. The Billing and Collection Services Procedures is prepared by the Biller and provided to the SP. The Billing and Collection Services Procedures shall not be considered to be an integral component of this Agreement.

Article 3    Scope of the Agreement

3.1 This Agreement relates to the purchase by the Biller from the SP of Accounts Receivable, and the corresponding sale, assignment, transfer and set over by the SP to the Biller of all rights, title and interest in these Accounts Receivable, to permit the Biller to attempt to

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        collect these Accounts Receivable from the Customer.

3.2 The following types of Accounts Receivable, may be Rejected and the Biller may apply relevant charges pursuant to Articles 7 and 8, provided the Reject is received by the SP within 15 calendar days of the Account Receivable being received by the Biller:

        a) for which there are entries in the fields of the associated Account Receivable records provided by the SP which do not conform to the format or content as prescribed by the Billing and Collection Technical Guideline;

        b) associated with Eligible Services for which the Account Receivable is received by the Biller more than 120 calendar days beyond the date that the Call was made;

        c) for Eligible Services charged to telephone numbers of persons that are not Customers on the date that the Call was made;

        d) for Eligibie Services charged to accounts that did not exist on the date that the Call was made;

        e)  for Eligible Services that are Rebilled more than once;

        f) for Eligible Services which are fraudulent or suspected to be fraudulent;

        g)  for Eligible Services for which the charge has been duplicated; or

        h) for Calls requiring Validation where the Validation has not occurred.

3.3 The following types of Accounts Receivable, may be Chargedback and the Biller may apply relevant charges pursuant to Articles 7 and 8 provided the Chargeback is received by the SP no more than 210 calendar days beyond the date that the Call was made:

        a)  for fraudulent or suspected fraudulent use of Eligible Services;

        b)  for Eligible Services for which the charge has been duplicated,

        c) for Calls requiring Validation where the Validation has not occurred; or

        d) for Accounts Receivable where the Customer denies knowledge of the transaction, requests an adjustment due to dialing error, or any other condition as described in the Billing and Collection Services Procedures.

3.4 Notwithstanding anything herein, Accounts Receivable which are identified as Bad Debt will not be Chargedback.

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3.5     Notwithstanding anything herein, the Biller will not purchase and the SP will not sell, assign, transfer or set over the Accounts Receivable for transactions associated with calls or programs that do not comply with all applicable legal and regulatory requirements. In the event that the SP provides Accounts Receivable for transactions associated with calls or programs that do not comply with applicable legal and regulatory requirements, those Accounts Receivable may be Rejected, or Chargedback and the Biller may apply relevant charges pursuant to Articles 7 and 8.

3.6 Title to the Accounts Receivable which the Biller purchases and the SP sells, assigns, transfers or sets over pursuant to this Agreement will be deemed to have passed to the Biller upon such Accounts Receivable successful completion of all the Biller's pre-billing edits as described in the Billing and Collection Technical Guideline or on the 15th calendar day after the Accounts Receivable were received by the Biller, whichever occurs first.

3.7 In the event an Account Receivable is Chargedback, title to such Accounts Receivable shall be deemed to have reverted to the SP upon the SP's receipt and acceptance through edits as provided for in the Billing and Collection Technical Guideline, of the Chargeback record applicable to such Account Receivable or on the 15th calendar day after the Chargeback was received by the SP, whichever occurs first.

3.8 Either Party is entitled to utilize the services of a third party in performing some or all of its responsibilities under this Agreement provided that at all times the SP and Biller shall remain liable to each other for all obligations and payments under this Agreement.


Article 4       Rights and Responsibilities of the Biller

4.1 The Biller will provide the following Billing and Collection Services in accordance with the terms and conditions contained herein, the applicable provisions of the Biller's Tariffs and in accordance with practices contained in the Billing and Collection Services Procedures:

        a) preparation and rendering of bills to Customers for charges associated with Eligible Services used by Customers, for which the Accounts Receivable have been purchased by the Biller. The Biller will include the unaltered amount of the relevant charges, subject to any Tax adjustments as described in Article 6 herein, in statements distributed to Customers responsible for the payment of charges for the Eligible Services. The Biller will provide sufficient information on the Customer's bill to allow the Customer to identify the service being billed for and the charges associated with the call as specified in the Billing and Collection Technical Guideline;

        b) attempt to collect payments for purchased Accounts Receivable, including appropriate Taxes;

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        c)  answering of Customer questions regarding charges billed by the
            Biller for Eligible Services provided by the SP, excluding questions about the details of the SP's services, rates, rate structures and similar matters. As provided in Article 5.7, the SP will provide the Biller with an inquiry telephone number for use by Customers who wish to have information on the matters excluded above; and

        d)  application of credits and adjustments to Customer accounts.

4.2 The Biller shall exercise the same due diligence in the collection of Accounts Receivable that the Biller has purchased from the SP as it does in the collection of the Biller's other Accounts Receivable that are unrelated to Billing and Collection Services.

4.3 The SP acknowledges and agrees that the Biller will have full power and authority, at any time, to notify any person concerned with the assignment of the Accounts Receivable or otherwise affected by it, of the fact that said assignment has been made.

4.4 The SP acknowledges and agrees that the Biller will have full power and authority to register any and all financing statements and other similar documentation under any applicable legislation so as to protect and perfect its interest in the Accounts Receivable.

4.5 At any time during the continuance of this Agreement, the Biller will have the right to sell, assign, transfer and set over the Accounts Receivable with all or any rights, title and interests therein to any person, firm or corporation, and the assignee thereof will acquire and possess all the powers, rights and interests granted under this Agreement and will be subject to any obligations of the Biller as specified in this Agreement, provided that at all times the Biller shall also remain liable to the SP for al1 obligations and payments under this Agreement.

4.6 For any Accounts Receivable purchased by the Biller and subsequently Chargedback, the Biller shall provide to the SP the Customer's name, telephone number, and billing address.

4.7 The Biller shall employ reasonable efforts in an attempt to prevent or curtail fraudulent activity. The Biller shall cooperate with the SP in exchanging information and coordinating activities in an attempt to prevent or curtail any activity of a fraudulent or suspected fraudulent nature. The Biller shall employ reasonable efforts to ensure resellers of the Biller's local telecommunications services will also cooperate with the Biller and the SP, as appropriate, in an attempt to prevent or curtail fraudulent activity.

Article 5       Rights and Responsibilities of the SP

5.1 Notwithstanding anything in this Agreement, the SP retains the discretion to determine which Eligible Services it offers to Customers and which Accounts Receivable it sells to the

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        Biller; however, the SP shall assign, transfer and set over all of its rights, title and interest in and to any Accounts Receivable sold by it to the Biller.

5.2 The SP will record all necessary billing details for all Eligible Services. The billing details will be provided to the Biller in accordance with the Billing and Collection Technical Guideline. The SP is solely responsible for the accuracy of the billing details provided to the Biller.

5.3 The SP will only submit to the Biller Accounts Receivable which are prescribed in this Agreement.

5.4 The SP will only submit collect and bill to third calls to the Biller which have been Validated.

5.5 For Accounts Receivable which are Rejected or Chargedback, the SP shall pay to the Biller the full amount of all payments including Taxes, made by the Biller to the SP, or issue credits for amounts owing by the Biller for those Accounts Receivable, in accordance with Articles 7 and 8 herein.

5.6 The SP authorizes the Biller to use the name of the SP for the purpose of identifying the SP on whose behalf the transaction is being billed in the collection of all Accounts Receivable.

5.7 The SP shall provide, at its own expense, the inquiry telephone number referred to in Article 4.1 c) and must be accessible at the inquiry telephone number to respond to Customer inquiries at no charge. The SP or its designated agent must speak directly, or be able to demonstrate that it has made every reasonable effort to speak directly, to anyone who has contacted the SP via the inquiry telephone number within two (2) business days of receipt of any such contact.

5.8 The SP shall at the Biller's request, notify any person(s) concerned with the assignment of the Accounts Receivable or otherwise affected by it, of the fact that said assignment has been made.

5.9 The SP shall be responsible to employ reasonable efforts in an attempt to prevent or curtail fraudulent activity related to Eligible Services. The SP shall cooperate with the Biller in exchanging information and coordinating activities in an attempt to prevent or curtail activity of a fraudulent or suspected fraudulent nature. The SP shall employ reasonable efforts to ensure resellers of its services will also cooperate with the Biller and SP, as appropriate, in an attempt to prevent or curtail fraudulent activity.

Article 6       Taxation

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6.1     The Parties acknowledge that Taxes may apply to the charges for Eligible
        Services provided by the SP. The SP shall determine Taxes associated with Eligible Services to be levied on a Customer.

6.2 The SP shall calculate and identify to the Biller Taxes due on all Accounts Receivable forwarded to the Biller. The SP shall identify the GST/HST and PST by province.

6.3 The Biller shall bill and attempt to collect the Taxes unless the Biller identifies the Customer as Tax exempt for either, or both, of GST/HST and PST. If a Customer is Tax exempt, the appropriate Taxes will be removed by the Biller prior to billing. Any remaining Taxes will be recalculated by the Biller if necessary, and the revised Tax amounts will be billed. The Biller will report to the SP the amount of Taxes, that have been removed or adjusted as prescribed in the Billing and Collection Technical Guideline, identifying GST/HST and PST by province.

6.4 The Parties agree that whichever Party is responsible to remit Taxes to the appropriate government authorities, shall do so in a timely manner.

6.5 In any event, the SP shall indemnify and hold the Biller harmless for any outstanding Taxes, interest or associated penalties which may subsequently be claimed against the Biller, as purchaser of the Accounts Receivable, arising from the SP's failure to properly calculate, or to promptly notify the Biller, or to remit all applicable Taxes pursuant to
        Article 6.

6.6 The Biller shall indemnify and hold the SP harmless for any outstanding Taxes, interest and associated penalties which may subsequently be claimed against the SP arising from the Biller's failure to properly identify or calculate any Tax exemption or to remit all applicable Taxes pursuant to Article 6.4.

Article 7       Payment for Accounts Receivable

7.1 The Biller shall pay to the SP an amount equal to the full value of each Accounts Receivable recorded, less an Accounts Receivable Management Discount as detailed in the applicable Tariffs, less applicable Tax exemptions, less applicable Tax remittances and less all associated charges to the SP specified in this Agreement or the Biller's Tariffs including the full amount of each Accounts Receivable Rejected or Chargedback. The resulting amount will be paid to the SP within forty-five (45) days of the last day of the calendar month for which the Accounts Receivable was recorded by the Biller, and in the event that full payment is not made by this time, interest will subsequently accrue on any outstanding balance at the rate set out in the SP's applicable tariffs.

7.2 In the event that the Accounts Receivable Management Discount, plus the associated charges to the SP, plus applicable Tax exemptions, plus applicable Tax remittances, plus the full amount of all Accounts Receivable Rejected or Chargedback exceeds the till value of the

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        Accounts Receivable recorded during a calendar month, the SP shall pay to the Biller the difference forty-five (45) days from the last day of that month or thirty (30) days from the issuance by the Biller of an accounting for the month, whichever occurs later, and in the event that full payment is not made by this time, interest will subsequently accrue on any outstanding balance at the rate set out in the Biller's applicable Tariffs.

7.3 Following the expiration or termination of this Agreement, in the event that the Biller fails to collect Accounts Receivable from Customers, and such failure would have resulted in a Chargeback during the term of the Agreement, the SP shall pay the Biller the full amount of the Chargeback plus the associated charges within forty-five (45) days from the last day of the month during which the Chargeback occurs or thirty (30) days from the issuance by the Biller of an accounting for the month, whichever occurs later, and in the event that full payment is not made by this time, interest will subsequently accrue on any outstanding balance at the rate set out in the Biller's applicable Tariffs.

Article 8       Rates and Charges

In consideration of the Biller providing Billing and Collection Services to the SP as described in this Agreement, the Biller shall charge the SP, and the SP shall pay, rates and charges as detailed in the Biller's applicable Tariffs.

Article 9       Accounting to the SP

9.1 The Biller shall provide reports to the SP, including an accounting of the payment due to the SP for the Accounts Receivable purchased by the Biller. The reports will be provided as prescribed by the Billing and Collection Technical Guideline within forty-five (45) days of the last day of the calendar month for which the Account Receivable was recorded by the Biller.

9.2 Any report provided to the SP will be deemed to be correct unless the SP notifies the Biller of any discrepancy therein within thirty (30) days from the date the report is issued by the Biller.

9.3 In the event that an error is made by the Biller in the preparation of any report, the Biller's liability shall be limited to correcting the same and to modifying the report accordingly in the next issue of such reports.

Article 10     Limitation of Liability

10.1 The Biller's liability for direct damages shall be subject to the provisions regarding liability in its Tariffs or equivalent document. Without restricting the generality of the foregoing, the Biller will not be responsible to the SP for indirect, special, incidental or consequential damage or loss in connection with or arising out of the performance or non-performance of

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        the terms of this Agreement howsoever caused, including, without limiting the foregoing, any business or economic loss, notwithstanding that the Biller has been advised or is aware of the possibility thereof.

10.2 The SP will not be responsible to the Biller for indirect, special, incidental or consequential damage or loss in connection with or arising out of the performance or non-performance of the terms of this Agreement howsoever caused, including, without limiting the foregoing, any business or economic loss, notwithstanding that the SP has been advised or is aware of the possibility thereof.

10.3 The provisions of this Article 10 will survive the expiration or termination of this Agreement.

Article 11      Term

This Agreement will be deemed to come into force on the 1 day of January, 2002 and will continue afterwards for successive month-to-month periods under the same terms and conditions unless and until terminated by either Party upon one month's prior written notice to the other Party, or pursuant to the provisions of this Agreement concerning termination.

Article 12      Termination

12.1 Except as provided hereinafter, in the event that either Party is in breach of any of the terms of this Agreement, or, without restricting the generality of the foregoing, of any laws applicable thereto, regulations or the Biller's applicable Tariffs, the other Party may, by notice to the Party in default, require the remedy of said breach or the performance of the obligations hereunder. If the Party so notified fails to remedy or perform within ten (10) days of the receipt of such notice, the other Party may, without prejudice to all its rights and remedies in respect of breach of contract, subject to the terms of this Agreement, terminate this Agreement, in whole or in part, as specified in Article 12.7.

12.2 Where one Party (the Party in default) has received notification from the other Party (the Party not in default) pursuant to Article 12.1 of this Agreement and notwithstanding that the Party in default has remedied such breach or has performed said obligation, in the event at any time thereafter that such Party in default is found by the Party not in default to have breached or to have failed to perform in respect of the same provision(s) of this Agreement under which notification was first provided pursuant to Article 12.1, the Party not in default will have the right at its sole discretion to terminate this Agreement, in whole or in part, as specified in Article 12.7.

12.3 If, in the Biller's reasonable judgment, the provision of Billing and Collection Services under this Agreement gives rise to an unreasonable number of Customer complaints, the Biller may

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        terminate this Agreement. Notwithstanding Article 12.7 below, the Biller will provide thirty (30) days prior written notice to the SP for termination under this Article.

12.4 In the event that Chargebacks assocated with the SP's Accounts Receivable are at a level of 15% or more of the SP's total Accounts Receivable for a period of two (2) consecutive months, or if the Bad Debt associated with the SP's Accounts Receivable is at a level of 10% or more of the SP's total Accounts Receivable for a period of two (2) consecutive months, the Biller may at its sole discretion, terminate this Agreement as specified in Article 12.7.

12.5 Any termination of this Agreement for breach of any of its terms will be without prejudice to all rights and remedies available to the Party terminating this Agreement in respect of such breach.

12.6 Notwithstanding Article 12.7, if one of the Parties becomes insolvent or if insolvency or bankruptcy proceedings of any kind are initiated against a Party, if a Party is placed in receivership or if a Party has to perform a transfer of property in favour of its creditors or its property is placed under sequestration or is subject to liquidation, the other Party may, upon written notice, immediately terminate this Agreement.

12.7 Prior to termination of this Agreement, in whole or in Part, pursuant to Articles 12.1 or 12.2, the Party terminating the Agreement shall provide the other Party with ten (10) days prior written notice stating the reason for termination and the scheduled termination date. Additionally, at least twenty-four hours prior to termination, the Party terminating the Agreement shall advise the other Party that termination is imminent.

12.8 Without restricting the generality of the foregoing, all provisions of this Agreement regarding amounts payable to the Biller for Billing and Collection Services provided to the SP shall survive expiration or termination of this Agreement.

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Article 13      Dispute Resolution

Should a dispute or disagreement of any kind (a "Dispute") arise with respect to the interpretation or application of this Agreement, the Parties agree to the procedures described in this Article to resolve the issue.

13.1    Good Faith Negotiations

        a) Good faith negotiations will take place between the Parties with the objective of resolving the Dispute.

        b) If such good faith negotiations have not resolved the Dispute within thirty (30) days from when it is first identified, either Party may refer the matter in Dispute to the CRTC for resolution (for matters within the jurisdiction of the CRTC), or the Parties may agree to refer the Dispute to arbitration, in accordance with the process set forth below.

13.2    Early Referral to the CRTC or to a Court of Competent Jurisdiction

        At any time prior to the end of the thirty (30) day period for good faith negotiations, if either Party reasonably perceives that the matter must be dealt with on an urgent or priority basis, then that Party may refer the Dispute to the CRTC (for matters within the jurisdiction of the CRTC) or to a court of competent jurisdiction for resolution.

13.3    Arbitration

        a) If the Dispute cannot be resolved by good faith negotiations within thirty (30) days from when it is first raised, the Parties may mutually agree to refer the issue to arbitration.

        b) In the event that the Parties agree to refer the matter to arbitration, the arbitration will take place in accordance with the rules agreed to by the Parties and in compliance with applicable legislation and procedural convention.

13.4    Other Matters

        a) The Parties recognize that the CRTC may establish a list of qualified arbitrators in telecommunications, and agree to refer to that list in considering a possible arbitrator.

        b) In the absence of events giving rise to Force Majeure, during the entire period of the process to resolve a Dispute, the Parties will continue to perform their obligations under this Agreement.

Article 14      Non-Waiver

The failure of either Party, at any time, to require performance by the other Party of any provision, condition or covenant hereof will, in no way, affect its right thereafter to enforce the provision, condition or covenant, nor will the waiver by either Party of any Breach of any provision, condition

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or covenant hereof be taken or held binding upon the Party, unless in writing, and the waiver will not be taken or held to be a waiver of any future breach of the same provision, condition or covenant.

Article 15      Further Assurances

Each Party will execute such further documents and do such further things as the other Party may reasonably request in order to carry out and give full force and effect to all of the provisions of this Agreement.

Article 16      Entire Agreement

This Agreement, together with all matters incorporated by reference, constitutes the entire agreement between the Parties with regard to matters dealt with under this Agreement and there are no other conditions or warranties, expressed, implied or statutory, applicable to the subject matter hereof.

Article 17      Conflict

In the event of conflict between this Agreement, the Billing and Collection Technical Guideline and the Tariff, the provisions of this Agreement shall firstly prevail, secondly the provisions of the Billing and Collection Technical Guideline, then lastly, the provisions of the Tariff.

Article 18      Year 2000 Warranty

18.1 The Parties confirm that they shall use commercially reasonable efforts to ensure that the Billing and Collection Service shall be "Year 2000 Compliant" prior to September 1, 1999, which means that each Party will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) including leap year calculations, when used in accordance with the specifications for the Billing and Collection Service, provided that all products and services which interconnect with, or are used in combination with, the Billing and Collection Service are "Year 2000 Compliant" and properly exchange date data with it, and provided that no modifications or additions are made to the Billing and Collection Service other than those agreed to by the Parties.

18.2 Each Party has an obligation to advise the other Party if any product or service which interconnects with, or is used in combination with, the Billing and Collection Service is not "Year 2000 Compliant", and shall advise the other Party of the date by which such "Year 2000 Compliancy" will occur.

18.3 The warranties contained herein are subject to any limitation of liability specified in this Agreement.

Article 19      Confidentiality

19.1 All Customer related information provided to either Party pursuant to this Agreement, including, but without restricting the generality of the foregoing, the name, telephone number and billing address of any Customer, may only be used for the purpose of billing Eligible Services or where specifically required for completion of a transaction associated with a service requested by the Customer (eg. certain 900 services). Services requiring additional customer information will be identified in the Billing and Collection Technical Guideline. Notwithstanding the foregoing, either Party may disclose a Customer's name and address to an agent whom it has retained in the collection of Accounts Receivable, provided the information is required for and is to be used only for that purpose and appropriate safeguards have been implemented to protect the privacy of Customers including any restrictions on the use of non-published telephone numbers by third parties.

19.2 All information provided to either Party pursuant to this Agreement is provided in confidence for the exclusive use of the recipient Party. Each Party is responsible for protecting the confidentiality of this information and may not provide, disclose or resell this information to any third party, including, but without restricting the generality of the foregoing, any agents, affiliates or co-venturers other than as specified in this Agreement.

19.3 Notwithstanding any provision to the contrary in this Agreement, either Party may provide to its agent, authorized representative, subcontractor or assignee any information required for the performance of the requirements in this Agreement. Provided, however, that the agent, authorized representative, subcontractor or assignee has first entered into an agreement wherein the agent, authorized representative, subcontractor or assignee agrees to be bound by the confidentiality obligations in this Agreement.

19.4 Without limiting the generality of the foregoing, neither Party may use any information provided pursuant to this Agreement for telemarketing purposes. For the purposes of this Agreement, telemarketing shall include, but not be restricted to, the promotion by either Party or by any person or entity, of either Party or its services or products, or of a third party or its services or products, by any means.

Article 20      Assignment

20.1 Either Party is entitled to assign or transfer any of the rights, responsibilities or privileges in this Agreement, in whole or in part, without the prior approval of the other Party provided that written notice is given to the other Party.

20.2 This Agreement will be binding upon the respective successors and permitted assigns of the Parties.

Article 21      Governing Law

The terms of this Agreement will be governed by the laws of the Province of Ontario and the applicable laws of Canada. In the absence of a specification, the laws of the province where the Biller has its registered office will apply.


Article 22      Regulatory Approval

22.1 This Agreement, including the rates, terms and conditions specified herein, and in the Tariffs, are subject to all applicable regulatory approvals. Such rates, terms and conditions may be amended from time to time in accordance with and subject to the approval of the CRTC or any other applicable Regulator.

22.2 If the CRTC exercises its forbearance powers under the Telecommunications Act such that the Billing and Collection Services tariff no longer applies with respect to the provision of Billing and Collection Services by the Biller to the SP, all documents incorporated into this Agreement by reference (including any Tariffs) shall be deemed to be an integral part of this Agreement in the form in which they exist immediately prior to such forbearance taking effect, and this Agreement shall continue in full force and effect notwithstanding such forbearance.

Article 23      Interpretation

23.1 The headings appearing in this Agreement have been inserted as a matter of convenience and for reference only and, in no way, define, limit or enlarge the scope or meaning of this Agreement or of any provisions hereof.

23.2 Whenever a word importing the singular number only is used in this Agreement, such word will include the plural and words importing either gender or firms or corporations will include the persons or other genders and firms or corporations where applicable. Any reference to the term of this Agreement will, unless the context otherwise requires, be deemed to include any renewals hereof.

Article 24      Severability

If any clause or clauses or part or parts of clauses in this Agreement be illegal or unenforceable, it or they will be considered separate and severable from this Agreement and the remaining provisions of this Agreement will remain in full force and effect and will be binding upon the Parties as though the said clauses or part or parts of clauses had never been included, provided, however, that in the event that the removal of such clause or clauses renders this Agreement ineffective in the assessment of the Biller, the Biller shall have the right to terminate this Agreement as specified in Article 12.

Article 25      No Partnership or Joint Venture

 This Agreement does not constitute a partnership or joint venture between the Biller and SP, nor does it constitute either Party as an agent of the other Party.

Article 26      Notices

26.1 Any notice or other communication hereunder will be in written form and will be sufficient if delivered personally, by facsimile or by pre-paid registered mail to the address of the SP as follows:

        Charles Zwebner, President
        Yak Communications (Canada) Inc
        55 Town Centre Court, Suite 610
        Scarborough, Ontario MlP 4X4
        Fax (416) 279-1372

        and to the Biller at the following address:

        Bell Canada -- Carrier Services
        Suite 1200 -- 250 Yonge Street
        Toronto, Ontario N5B 1C8
        Attention: Barry Dixon, Senior Vice President -- Carrier Services Fax (416) 593-7161

26.2 The date of receipt of such communications will be the first business day following the date sent if delivered personally or by facsimile, or, if sent by pre-paid registered mail will be deemed to be the fifth business day after the same will have been mailed, except in the event of a mail strike this latter presumption will not apply.

26.3 Either Party may change its address for notice without obtaining consent from the other Party, provided, however, that it notifies the other Party in writing of its new address.

Article 27      Force Majeure

Neither Party will be held liable for any delay or failure in performance of any part of this Agreement in the event of force majeure or for any cause beyond the reasonable control of the Party concerned. In particular, and without limiting the above, the Parties will be excused from the performance of their obligations under this Agreement where failure to comply with any of the terms or conditions of this Agreement will be caused by an act of God, strike, walk out, public enemy, war, civil commotion, riot, judicial or government order, other requirement of law, events related to the failure of Customers or other entities not under the control of either Party to resolve date-related computer problems, or any other cause of whatsoever nature or kind beyond the reasonable control of either Party.

Article 28      Language

This Agreement has been prepared and drawn up in the English language at the express wish of the Parties. Le present contrat a ete prepare et redige en anglais a la demande expresse des parties.

          IN WITNESS WHEREOF the Parties have executed this Agreement.

This 1st day of (month) November (year) 2001, in the city of Scarborough
     ---                --------        ----                 -----------
Province of Ontario by the SP Yak Communications (Canada) Inc.
            -------           --------------------------------
(PLEASE INSERT NAME)



                (Per /s/ Charles Zwebner     Signature
                     -----------------------
                )
                (    Charles Zwebner         Name
                )---------------------------

                (    President               Title
                 ---------------------------
                )
                (  (PLEASE PRINT OR TYPE NAME
                )   AND TITLE OF PERSON WHO
                (   ACTUALLY SIGNS)




                                      AND

This 12 day of (month) November (year) 2001, in the city of Toronto Province of
     --                --------        ----                 -------
Ontario by the Biller
-------

--------------------------
(PLEASE INSERT NAME)



                (Per /s/ Barry Dixon, Senior              Signature
                     ---------------------------------
                )
                (    Barry Dixon, Senior                  Name
                )-------------------------------------

                (    Vice President - Carrier Services    Title
                 -------------------------------------
                )
                (  (PLEASE PRINT OR TYPE NAME
                )   AND TITLE OF PERSON WHO
                (   ACTUALLY SIGNS)

             Billing and Collection Services Agreement, Schedule I

Eligible Services

The Eligible Services for which Billing and Collection Services are provided include the following:

Bill to Third Number
Collect
Caller Pays
Directory Assistance
Casual Calling
Sent Paid
Coin Telephone
Conference Calls
Messaging

                                                                       CRTC 7516
                                                             ORIGINAL   PAGE 17F
                                                                   Part/Partie 2

      ACCESS SERVICES TARIFF FOR    /  TARIF DE SERVICES D'ACCES VISANT
INTERCONNECTION WITH INTEREXCHANGE  /  L'INTERCONNEXION AVEC LES FOURNISSEURS
                CARRIERS (IXC'S)    /  DE SERVICES INTERCIRCONSCRIPTIONS (FSI)
--------------------------------------------------------------------------------
                                    N
    ACCESS ARRANGEMENTS             |         INSTALLATIONS D'ACCES
                                    |
Item                                |Article
                                    |
42. Billing and Collection Service  |42. Service de facturation et de perception
                                    |
    1. Description of Service       |    1. Description du service
                                    |
    (a) The Company will provide    |    (a) La compagnie fournira un service
    Billing and Collection Service  |    de facturation et de preception pour
    for eligible message toll       |    les appels SICT admissibles, tels
    service calls, as defined       |    que definis dans le contrat de
    in the Company's Billing and    |    services de facturation et de percep-
    Collection Services Agreement,  |    tion de la compagnie, qui sont
    which are completed over the    |    achemines par l'entremise du reseau
    IXC's network, at the rates     |    du FSI, aux tarifs indiques en 3.
    specified in 3. below.          |    cidessous. Les service de facturation
    Billing and Collection          |    et de perception comprend ce qui
    Service includes:               |    suit:
                                    |
    (1) Preparation and rendering   |    (1) Etablissement et remise de
    of bills for charges purchased  |    factures pour les frais achetes du
    by the Company, from the IXC,   |    FSI par la compagnie correspondant
    which are associated with       |    aux appels admissibles fairs par
    eligible calls by customers     |    les abonnes du FSI qui ont egalement
    of the IXC who also maintain    |    un compte aupres de la compagnie.
    accounts with the Company.      |
                                    |
    (2) Collection of payments for  |    (2) Perception des paiements pour
    charges associated with eligible|    les frais correspondant aux appels
    calls made by customers of the  |    admissibles faits par les abonnes du
    IXC, including appropriate      |    FSI, y compris les taxes, lesquelles
    taxes which will be remitted    |    dovient etre remises par la FSI aux
    by the IXC to the appropriate   |    administrations appropriees.
    governments.                    |
                                    |
    (3) Answering of customer       |    (3) Response aux questions des abonnes
    questions regarding charges     |    protant sur les frais factures par la
    billed by the Company for       |    compagnie pour les appels admissibles
    eligible calls provided by the  |    fournis par la FSI, sauf les questions
    IXC, excluding questions about  |    visant a obtenir des precisions sur
    the details of the IXC's        |    les services, les tarifs, les struc-
    services,  rates, rate struc-   |    tures tarifaires du FSI et d'autres
    tures and similar matters.      |    sujets semblables.
                                    |
    (4) Application of credits and  |    (4) Application des credits et des des
    and adjustments to customer     |    rajustements au compte des abonnes,
    accounts, in accordance with    |    conformement aux procedures de
    billing and collection serv-    |    facturation et de preception qui sont
    ices procedures which are pro-  |    fournies au FSI de temps a autre par la
    vided to the IXC from time to   |    compagnie.
    time by the Company.            |
                                    |
    2. Terms and Conditions         |    2. Modalites
                                    |
    (a) The IXC must execute a      |    (a) Le FSI doit conclure avec la
    Billing and Collection Services |    compagnie un contrat de services de
    Agreement, which details the    |    facturation et de perception qui
    terms and conditions of the     |    precise les modalites regissant
    service, with the Company.      N    le service.










See page 3 for explanation of symbols/Voir liste des symboles page 3.
--------------------------------------------------------------------------------
Issued/Publication 1997 05 09       Effective date/Entree en vigueur 1997 07 01
Authority: Telecom. Decision        Cf. Decision Telecom. CRTC 97-6 Du 10
CRTC 97-6 April 10, 1997.           avril 1997.

                                                                       CRTC 7516
                                                               ORIGINAL PAGE 17G
                                                                   Part/Partie 2

ACCESS SERVICES TARIFF FOR          |  TARIF DE SERVICES D'ACCES VISANT
INTERCONNECTION WITH INTEREXCHANGE  |  L'INTERCONNEXION AVEC LES FOURNISSEURS
                  CARRIERS (IXC'S)  |  DE SERVICES INTERCIRCONSCRIPTIONS (FSI)
------------------------------------------------------------------------------
                                    N
     ACCESS ARRANGEMENTS            |         INSTALLATIONS D'ACCESSS
                                    |
Item                                |   Article
                                    |
42. Billing and Collection Service  |42. Service de facturation et de perception
                                    |
   3. Rates                         |   3. Tarifs
                                    |
   (a) An Accounts Receivable       |      (a) Une reduction au titre de la
   Management discount will apply   |      gestion des comptes d'abonnes sera
   to each account receivable       |      appliquee a chaque compte d'abonne
   purchased from the IXC.          |      achete d'un FSL
                                    N
-------------------------------------------------------------------------------
   (b)                                                             Charge/Frais
-------------------------------------------------------------------------------

Accounts Receivable Manangement          Reduction au titre de la gestion des
discount, as a percentage                comptes d'abonnes, en pourcentage de la
of the value of the accounts             valeur des comptes d'abonnes
receivable purchased.....                achetes....................   2.51%

-------------------------------------------------------------------------------
   (c) Processing charges per       N      (c) Des frais de traitement par
   account receivable purchased from|      compte d'abonne achete d'un FSI
   the IXC will apply each time an  |      seront exigibles chaque fois qu'un
   account receivable is:           |      compte d'abonne est:
                                    |
   i)   returned prior to billing   |      i)   retourne avant la facturation
   ii)  billed to a customer, or    |      ii)  facture a un abonne, ou
   iii) returned or charged back to |      iii) retourne ou retrofacture au FSI
        the IXC after billing.      |           apres la facturation.
                                    N
-------------------------------------------------------------------------------
   (d)                                                             Charge/Frais
-------------------------------------------------------------------------------

Processing charge per account               Frais de traitement par compte
receivable returned prior to billing.       d'abonne retourne avant
                                            la facturation............. $0.0349

Processing charge per account receivable    Frais de traitement par
billed.                                     compte d'abonne facture....  0.1163

Processing charge per account receivable    Frais de traitement par
returned or charged back after billing      compte d'abonne retourne
                                            ou retrofacture apres la
                                            facturation................  5.44
--------------------------------------------------------------------------------




See page 3 for explanantion of symbols/Voir liste des symboles page 3.
--------------------------------------------------------------------------------
Issued/Publication 1997 05 09       Effective date/Entree en vigueur 1997 07 01
Authority: Telecom. Decision        Cf. Decision Telecom. CRTC 97-6 du 10
CRTC 97-6 April 10, 1997.           avril 1997.